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                                                                   Exhibit 10.14


RETURN TO:
Kevin Kinigstein, Esq.
Orrick, Herrington & Sutcliffe LLP
777 South Figueroa Street, Suite 3200
Los Angeles, California  90017

THIS INSTRUMENT PREPARED BY:
Kevin Kinigstein, Esq.
Orrick, Herrington & Sutcliffe LLP
777 South Figueroa Street, Suite 3200
Los Angeles, California  90017

                    SUBORDINATION AND INTERCREDITOR AGREEMENT

         THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement") dated as of November 26, 2002, and effective as of December 19, 2002 is entered into between Guaranty Business Credit Corporation ("Senior Lender"), and Halifax Fund, L.P. ("Halifax").

                                    RECITALS

         A. U.S. Plastic Lumber Ltd., a Delaware corporation ("Borrower") is indebted to Senior Lender pursuant to that certain Loan and Security Agreement (the "Loan Agreement') dated as of the date hereof between Senior Lender and Borrower.

         B. U.S. Plastic Lumber Corp., a Nevada corporation ("USPL"), U.S. Plastic Lumber Finance Corporation and U.S. Plastic Lumber IP Corporation each executed guaranties (the "Guaranties") dated the date hereof in favor of Senior Lender, which guaranties each guarantee the obligations of Borrower to Senior Lender under the Loan Agreement.

         C. Borrower's obligations under the Loan Agreement and each of the Guaranties are to be secured by a first priority continuing Lien on all Senior Lender Collateral, including, without limitation, the Ocala Property (as defined herein) .

         D.       USPL is indebted to Halifax pursuant to the Halifax Documents.

         E. Each of the Credit Parties (other than USPL) have executed guaranties in favor of Halifax.

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         F.       USPL's obligations and each of the guaranties thereof are each secured pursuant to the Halifax Documents.

         G. All Halifax Indebtedness is to be secured by a second priority continuing Lien on all Senior Lender Collateral.

         H. Senior Lender and Halifax have entered into this Agreement in order to set forth, among other things, the relative priority of their respective Liens on, and their respective rights with respect to, the Senior Lender Collateral.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Senior Lender and Halifax hereby agree as follows:

         SECTION 1. Certain Definitions. The following terms shall have the following meanings for purposes of this Agreement (including the background recitals hereto):

         "Bankruptcy Code" means Chapter 11 of title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time, and any successor statute, and all rules and regulations promulgated thereunder.

         "Borrower" see the Preamble.

         "Credit Parties" means, collectively, Borrower, USPL, U.S. Plastic Lumber Finance Corporation, U.S. Plastic Lumber IP Corporation and The Eaglebrook Group, Inc.

         "Guaranties" see the Preamble.

         "Halifax" - see the Preamble.

         "Halifax Documents" means and includes the documents relating to the issuance of the Subordinated Debenture, the Subordinated Note, the Halifax Mortgage and all other agreements, documents and instruments set forth on
Schedule 1 hereto, and all other agreements, documents and instruments evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any part of the Halifax Indebtedness, in each case as amended, restated, supplemented or otherwise modified and in effect from time to time, to the extent permitted pursuant to the terms hereof.

         "Halifax Indebtedness" means all indebtedness, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of USPL, any other Credit Party or any other Person under, in connection with, or evidenced or secured by the Halifax Documents, in each case including, without limitation, obligations to pay (i) principal, (ii) interest or premium (including interest accruing after the commencement of any Proceeding, whether or not constituting an allowed claim in such Proceeding),
(iii) dividends, (iv) fees, (v) costs, expenses and other amounts related to any indemnity against loss, damage or liability and (vi) any other monetary obligation.

         "Halifax Mortgage" means that certain Mortgage, Security Agreement, Financing Statement and Assignment of Leases and Rents, executed by Borrower in favor of Halifax on

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September 24, 2002 and recorded on October 3, 2002 , in Book 03250, Page 871 as
File No. 2002 11 0777 in the Public Records of Marion County, Florida.

         "Holders" means the holders of the Subordinated Debenture and the Subordinated Note.

         "Junior Security" means (i) any common stock of USPL, (ii) any preferred stock of USPL which is not mandatorily redeemable prior to the 91st day after the payment in full in cash of all Senior Indebtedness and (iii) any debt securities issued by USPL which are expressly subordinated to the Senior Indebtedness at least to the extent set forth herein.

         "Lien" means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

         "Loan Agreement" - see the Preamble.

         "Ocala Property" means the real property located at 2300 Glades Road, Suite 4400, Boca Raton, Florida 33431 for which a legal description is attached hereto as Exhibit A.

         "Other Senior Default" - see Section 2.3(b).

         "Payment Default" - see Section 2.3(b).

         "Payment Blockage Period" - see Section 2.3(b).

         "Person" means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

         "Proceeding" means, with respect to any Person, any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to such Person or its Property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding-up of such Person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such Person or (d) other marshaling of the assets of such Person.

         "Property" means, with respect to any Person, all property and interests in property of such Person, whether real, personal or mixed, whether now owned or existing or hereafter acquired or arising and wheresoever located.

         "Senior Commitment" means the commitment of Senior Lender to provide financing under the Senior Loan Agreement.

         "Senior Default Notice" - see Section 2.3(b).

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         "Senior Enforcement Action" means any of the following: (a) with respect to any Term Advances outstanding, acceleration by Senior Lender or, with respect to any Revolving Advances outstanding, demand for payment by Senior Lender of all or any part of the Senior Indebtedness; (b) commencement of any Proceeding with respect to any Credit Party; (c) initiation of any suit or action, including any Proceeding, against or with respect to any Credit Party or other Person to enforce payment of or to collect the whole or any part of the Senior Indebtedness; or (d) the taking by Senior Lender of any action under the provisions of any state or federal law, including, without limitation, the Bankruptcy Code or the UCC, to enforce, foreclose upon, take possession of or sell any Property of any Credit Party or any other Person on account of all or any part of the Senior Indebtedness, including, any Senior Lender Collateral.

         "Senior Indebtedness" means all indebtedness, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of any Credit Party or any other Person under, in connection with, or evidenced or secured by the Senior Loan Documents.

         "Senior Lender" - see the Preamble.

         "Senior Lender Collateral" means all of each Credit Party's (other than The Eaglebrook Group, Inc.) Property, whether now owned or existing or hereafter acquired or arising and wheresoever located, including, without limitation, (i) all of each Credit Party's accounts, machinery, equipment, fixtures, inventory, goods, chattel paper, general intangibles, investment property, instruments and documents, (ii) all real property and interests in real property (including leasehold interests), including, without limitation, the Ocala Property and
(iii) all accessions to, substitutions for and replacements, products and proceeds of all of the foregoing Property; provided, however that Senior Lender Collateral shall not include any property specifically carved out of the definition of Collateral set forth in Section 8.1 of the Loan Agreement.

         "Senior Loan Documents" means and includes the Loan Agreement, the Senior Mortgage, the Guaranties and the respective securities agreements of each Credit Party, to the extent applicable, and all other agreements, documents and instruments now or at any time hereafter entered into or delivered by any Credit Party pursuant thereto, or evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any part of, the Senior Indebtedness, in each case as amended, restated, supplemented or otherwise modified and in effect from time to time, to the extent permitted pursuant to the terms hereof.

         "Senior Mortgage" means that certain Mortgage, Security Agreement, Financing Statement and Assignment of Leases and Rents, executed by Borrower in favor of Senior Lender on or about the date hereof, to be recorded substantially in concurrence with the date hereof in the Public Records of Marion County, Florida.

         "Subordinated Debenture" means the $2,831,558 10% Convertible Subordinated Debenture due March 26, 2006 issued by USPL to Halifax.

         "Subordinated Note" means the $5,600,000 10% Subordinated Note due March 26, 2006 issued by USPL to Halifax.

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         "UCC" means the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

         "USPL" - see the Recitals.

         All terms used but not otherwise defined herein but defined in the UCC shall have the respective meanings provided in the UCC.

         SECTION 2. Lien Priorities; Payments.

         2.1 Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of the Liens on all or any part of the Senior Lender Collateral granted to Senior Lender and Halifax, and notwithstanding the provisions of the UCC or any other applicable law or decision, or the terms or provisions of the Senior Loan Documents or the Halifax Documents, respectively, or any other circumstance whatsoever, Halifax hereby agrees that (a) Senior Lender shall have a first, prior, senior and continuing Lien on all of the Senior Lender Collateral, including, without limitation, the Ocala Property, to secure the prompt and complete payment, performance and observance of all Senior Indebtedness and (b) any Lien on all or any part of the Senior Lender Collateral including, without limitation, the Ocala Property, now or hereafter held by Halifax or any other Holder, regardless of when or how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be in all respects and for all purposes subject to, junior to and subordinate to all Liens on all or any part of the Senior Collateral granted to or held by Senior Lender.

         2.2 Prohibition on Contesting Liens. Halifax agrees not to challenge, to seek to avoid or subordinate or to contest, or directly or indirectly to support any other Person in challenging, seeking to avoid or subordinate or contesting, in any judicial or other proceeding (including, without limitation, any Proceeding) the priority, validity, extent, perfection or enforceability of any Lien held by Senior Lender in all or any part of the Senior Lender Collateral. The foregoing shall not prevent Halifax from providing documents to any Person pursuant to subpoena or other legal process.

         2.3 Payments. (a) Notwithstanding any provision of this Agreement to the contrary, (i) at all times prior to the earlier to occur of (x) the commencement of any Proceeding and (y) the receipt by Halifax of notice from Senior Lender of the commencement of any other Senior Enforcement Action, Halifax and Holders may accept from any Credit Party (1) regularly scheduled payments of interest at the respective times and in the respective amounts required pursuant to the Halifax Documents without regard to whether such payments constitute Loans from Senior Lender (it being understood that during the period beginning on September 24, 2002 and ending on the second anniversary thereof, to the extent that any interest becomes due on a Scheduled Payment Date (as defined in the Subordinated Debenture and the Subordinated Note) USPL shall pay such interest, but only by increasing the principal balance of such notes and not by payment of any moneys) and (2) beginning on September 25, 2005, regularly scheduled payments of principal at the respective times and in the respective amounts required pursuant to the Halifax Documents without regard to whether such payments constitute proceeds of Senior Lender Collateral; (ii) the Halifax Indebtedness may be converted into or exchanged for Junior Securities; and (iii) Halifax may receive and retain any payment made solely in Junior Securities.

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         (b)      Except as provided in Section 2.3(a)(ii) and (iii), no direct or indirect payment (including by way of set-off) by any Credit Party in respect of the Halifax Indebtedness, whether upon acceleration or otherwise, shall be made if at the time of such payment there exists (x) a default in the payment when due (whether upon acceleration or otherwise) of any principal of, or any interest on or fees included in, any Senior Indebtedness (such default, a "Payment Default"); or (y) subject to the following sentences of this paragraph, a matured event of default (other than a Payment Default) under the Senior Loan Documents (an "Other Senior Default") and Halifax and USPL have received notice from Senior Lender, in the manner specified in Section 16 hereof, of such event of default (a "Senior Default Notice"). With respect to any Other Senior Default, the period during which no payment on account of Halifax Indebtedness may be made to or retained by Halifax shall commence only upon giving of a Senior Default Notice as provided above and shall end at the first to occur of
(x) completion of the 180th day after the beginning of such period, (y) the cure or waiver of all defaults existing at the time of the applicable Senior Default Notice or (z) payment in full in cash of all Senior Indebtedness (the "Payment Blockage Period"). Upon termination of any Payment Blockage Period, USPL may resume payments on account of the Halifax Indebtedness (including any missed payments) subject to the provisions of Section 2.3(a). Only one Senior Default Notice may be given in any period of 360 consecutive days, and no Other Senior Default which was in existence on the date of a Senior Default Notice may be used as the basis for a subsequent Senior Default Notice (it being understood that any action, or breach of a financial covenant, which occurs after the date on which a Senior Default Notice is given that, in either case, would give rise to a matured event of default pursuant to any provision of the Senior Loan Documents under which a matured event of default existed shall constitute a new matured event of default for purposes of this paragraph). Halifax shall not institute any suit or other action against Borrower during any Payment Blockage Period.

         SECTION 3. Enforcement.

         3.1      No Exercise of Remedies.

         (a) Unless and until Senior Lender shall have received indefeasible payment in full in cash of all Senior Indebtedness and the Senior Loan Documents and all Senior Commitments thereunder shall have been terminated pursuant to the respective terms and provisions thereof, except for its receipt of payments expressly permitted under Section 2.3, neither Halifax nor any other Holder shall exercise any right or remedy in respect of all or any part of the Senior Lender Collateral, and Halifax and each Holder agrees not to take or receive from any Credit Party, directly or indirectly, in cash or other Property or by set-off or in any other manner, whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise, all or any part of the Senior Lender Collateral. Without limiting the generality of the foregoing, unless and until Senior Lender shall have received indefeasible payment in full in cash of all Senior Indebtedness and the Senior Loan Documents and all Senior Commitments thereunder shall have been terminated pursuant to the respective terms and provisions thereof (i) neither Halifax nor any other Holder shall exercise or otherwise assert any right or remedy in respect of all or any part of the Senior Lender Collateral or any Lien thereon; (ii) Halifax shall have no right either to possess any of the Senior Lender Collateral, enforce any security interests in, foreclose, levy or execute upon, or collect or attach any of the Senior Lender Collateral, whether by private or judicial action or otherwise; the sole right of Halifax with respect to the Senior

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Lender Collateral shall be to hold a Lien thereon to the extent granted pursuant to the Halifax Documents and to receive proceeds thereof remaining after such payment and termination; provided, however, that in the event that the Lien of Senior Lender is deemed unperfected or invalid, Halifax shall be permitted, to the extent of such imperfection or invalidity, to exercise the remedies contained in this clause (ii) so long as any proceeds collected from the exercise of such remedies are turned over to Senior Lender in accordance with
Section 6 hereof; and (iii) without the prior written consent of Senior Lender, neither Halifax nor any other Holder shall exercise any right Halifax may have under the Halifax Documents or under the UCC or other applicable law to deliver any notices to account debtors informing them of Halifax's interest in any accounts of any Credit Party or directing such account debtors to make payments in any particular manner of amounts due in respect of any such account.

         3.2 Cooperation. Halifax agrees that, unless and until Senior Lender shall have received indefeasible payment in full in cash of all Senior Indebtedness and the Senior Loan Documents and all Senior Commitments thereunder shall have been terminated pursuant to the respective terms and provisions thereof, neither Halifax nor any other Holder will commence, or join with any creditor other than Senior Lender in commencing, any enforcement, collection, execution, levy or foreclosure proceeding with respect to any Lien held by it in, or otherwise with respect to, all or any part of the Senior Lender Collateral, including, without limitation, petitioning, filing or joining in any involuntary Proceeding pursuant to Section 303 of the Bankruptcy Code.

         SECTION 4. Liquidation; Dissolution; Bankruptcy. In the event of any Proceeding involving any Credit Party, or any sale, transfer or other disposition of all or substantially all of the assets of any Credit Party:

         (a)      Halifax agrees:

                  (i) that Senior Lender may consent to the use of cash collateral or the provision of financing to the Credit Parties on such terms and conditions and in such amounts as Senior Lender, in its sole discretion, may decide and that, in connection with such cash collateral usage or such financing, as the case may be, each Credit Party (or a trustee appointed for the estate of any Credit Party) may grant to Senior Lender Liens on all of such Credit Party's Property, which Liens (x) shall secure payment, performance and observance of all Senior Indebtedness (whether such Senior Indebtedness arose prior to the commencement of any Proceeding or at any time thereafter) and (y) shall be superior in priority to the Liens in favor of Halifax on any Property of any Credit Party;

                  (ii) that it will not object to or oppose a sale or other disposition of any Property of any Credit Party securing all or any part of the Senior Indebtedness free and clear of Liens or other claims of Halifax under
Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Senior Lender has consented to such sale or disposition;

                  (iii) agrees that it will not seek to have the automatic stay lifted with respect to any Senior Lender Collateral, to appoint a Chapter 11 trustee under Section 1104 of the Bankruptcy Code or to convert or dismiss such Proceeding under Section 1112 of the Bankruptcy Code, in each case without the prior written consent of Senior Lender;

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
                  (iv) to waive in any Proceeding under the Bankruptcy Code any claim it may now or hereafter have under Section 1111(b)(2) of the Bankruptcy Code, including, without limitation, any such claim arising out of the election by Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under
Section 364 of the Bankruptcy Code by any Credit Party as debtor in possession; and

                  (v) that to the extent it receives any "adequate protection" for any interest it may have in any Senior Lender Collateral in any Proceeding, it will (A) if such "adequate protection" is in the form of cash or cash equivalents, deliver such "adequate protection" to Senior Lender to be applied to, or held as collateral for (and, if liquidated, applied against), the Senior Indebtedness, and (B) if such "adequate protection" is in any other form, assign such "adequate protection" to Senior Lender to be held as collateral for (and, if liquidated, to be applied against) the Senior Indebtedness, in each case until all Senior Indebtedness has been fully satisfied or is no longer outstanding.

         (b) Halifax shall not, directly or indirectly, take any action or vote in any way that would be in violation of, or inconsistent with, or result in a breach of, this Agreement or challenge or contest in any Proceeding, or in connection with any other enforcement, collection, execution, levy or foreclosure proceeding or otherwise, (i) the validity, perfection, priority or enforceability of any Liens held by Senior Lender to secure the payment, performance or observance of all or any part of the Senior Indebtedness, (ii) the rights of Senior Lender set forth in any of the Senior Loan Documents with respect to such Liens, or (iii) the validity or enforceability of any of the Senior Loan Documents or any term, condition or provision of this Agreement.

         (c) Subject to the limitations set forth in this Agreement, Halifax may file proofs of claim and other pleadings and motions with respect to the Senior Lender Collateral in such Proceeding.

         (d) Halifax shall execute and deliver to Senior Lender all such instruments and other documentation confirming the above authorizations and all such proofs of claim, assignments of claim and other instruments and documentation, and shall take all such other action as may be reasonably requested by Senior Lender to enforce such claims and carry out the purpose of this Section 4.

         (e) The agreements of Halifax set forth in this Section 4 are solely for the benefit of Senior Lender. Without limiting the foregoing, no agreement of Halifax set forth in this Section 4, and no action or inaction of Halifax in accordance with the terms hereof (including, without limitation, any failure to object to any sale or other disposition of property or any waiver of any right) shall constitute a relinquishment by Halifax of any Lien it may have on any property of any Credit Party (other than property which has been sold or otherwise disposed of by such Credit Party as provided above) or a waiver by Halifax of any priority it may have over any other creditor of any Credit Party.

         SECTION 5. Insurance and Condemnation; Releases of Liens; Effect of Refinancing.

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         (a)      Unless and until Senior Lender shall have received
indefeasible payment in full in cash of all Senior Indebtedness and the Senior Loan Documents and all Senior Commitments thereunder shall have been terminated pursuant to the respective terms and provisions thereof (i) Halifax agrees that Senior Lender shall have the sole and exclusive right to adjust settlement with respect to any insurance coverage for any Senior Lender Collateral and (ii) all proceeds of any insurance policy, and proceeds of any condemnation or similar proceeding, covering all or any part of the Senior Lender Collateral shall be paid to Senior Lender for application to indebtedness of Borrower under the Loan Agreement. If Senior Lender allows any portion of any proceeds of any insurance, condemnation or similar award with respect to any Senior Lender Collateral to be used by any Credit Party to repair or replace the Senior Lender Collateral affected, Halifax agrees to take promptly all action reasonably requested by Senior Lender to permit such use.

         (b) If Senior Lender releases any of its Liens on all or any part of the Senior Lender Collateral in connection with the sale or other disposition thereof (including the sale of all or a portion of the stock or assets of any Credit Party) or pursuant to any Senior Enforcement Action by Senior Lender or otherwise (other than in connection with a refinancing as described in Section 5(c) below), Halifax shall thereupon promptly execute and deliver to Senior Lender such termination statements and releases as Senior Lender shall reasonably request to effect the release of Halifax's Lien thereon. In furtherance of the foregoing, Halifax hereby appoints Senior Lender as its attorney-in-fact, with full authority in the place and stead of Halifax and full power of substitution and in the name of Halifax or otherwise, to execute and deliver any document or instrument which Halifax is required to deliver pursuant to this Section 5(b), such appointment being coupled with an interest and irrevocable.

         (c) Halifax agrees that if the indebtedness owed to Senior Lender under the Loan Agreement is refinanced (and the obligations of the Credit Parties (other than Borrower) owing under the Senior Loan Documents are assigned to a replacement lender or lenders in connection with such refinancing), (i) all Liens of Halifax on the Senior Lender Collateral will continue to be junior and subordinate to the Liens of such replacement lender or lenders (or any agent therefor) and (ii) in order to evidence such subordination, Halifax shall, upon the request of any Credit Party or such replacement lender or lenders (or any agent therefor), execute and deliver to such replacement lender or lenders (or any agent therefor) a subordination and intercreditor agreement containing terms no less favorable to Halifax than this Agreement (and prior to such execution and delivery, all of the terms of this Agreement shall inure to the benefit of such replacement lender or lenders (or such agent) as if such Person or Persons were the original Senior Lender hereunder).

         SECTION 6. When Proceeds Must Be Paid Over. If any proceeds of Senior Lender Collateral are received by Halifax or any Holder for application to the Halifax Indebtedness other than as expressly permitted by the terms of this Agreement, such proceeds shall be received by such Person in trust for the benefit of Senior Lender and such Person shall promptly turn over such proceeds to Senior Lender (in the same form as received, with any necessary endorsement), for application (in the case of cash) to, or as Senior Lender Collateral (in the case of non-cash Property or securities) for, the payment or prepayment of the indebtedness owing to Senior Lender under the Loan Agreement in accordance with the provisions thereof. In the event Halifax or any Holder fails to provide any endorsement, as contemplated by the preceding

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sentences, Senior Lender, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).

         SECTION 7. Subrogation. Halifax hereby waives all rights of subrogation to the claims of Senior Lender against any Credit Party, and waives all rights of recourse to any security for any Senior Indebtedness until such time as Senior Lender shall have received indefeasible payment in full in cash of all Senior Indebtedness and the Senior Loan Documents and all Senior Commitments thereunder shall have been terminated pursuant to the respective terms and provisions thereof; provided that if any payment to Senior Lender is rescinded as a result of a Proceeding or otherwise, the subrogation of Halifax as provided herein shall likewise be rescinded until all of the Senior Indebtedness is indefeasibly paid in full in cash.

         SECTION 8. No Impairment of Subordination. No right of Senior Lender to enforce the subordination of the Liens on Senior Lender Collateral securing all or any part of the Halifax Indebtedness shall be impaired by any act or failure to act by any Credit Party or by its failure to comply with this Agreement. Without limiting the generality of the foregoing, the rights of Senior Lender under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by: (a) any act or failure to act of any Credit Party, Halifax or any other Holder, or any noncompliance by any Credit Party, Halifax or any other Holder with any agreement or obligation, regardless of any knowledge thereof which Senior Lender may have or with which Senior Lender may be charged, (b) the validity or enforceability of the Loan Agreement or any of the Senior Loan Documents, (c) any extension or indulgence in respect of any payment or prepayment of the indebtedness owing to Senior Lender under the Loan Agreement, other Senior Indebtedness or any part thereof or in respect of any other amount payable to Senior Lender, (d) any amendment, modification or waiver of any of the terms of the Loan Agreement, the Senior Loan Documents or the Halifax Documents, (e) any exercise, delayed exercise or non-exercise by Senior Lender of any right, power, privilege or remedy under or in respect of any Senior Indebtedness, the Senior Lender Collateral or this Agreement, (f) any other action of Senior Lender permitted under the Senior Loan Documents or this Agreement or (g) the absence of any notice to, or knowledge by, Halifax or any other Holder of the existence, creation or non-payment of all or any part of the Senior Indebtedness, or the occurrence of any of the matters or events set forth in the foregoing clauses (a) through (f), except as such notice shall be specifically required pursuant to the terms hereof.

         SECTION 9. Waivers and Consents of Halifax.

         (a) All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement and Halifax expressly waives
(i) notice of acceptance by Senior Lender of this Agreement, (ii) notice of the existence or creation or non-payment of all or any part of the Senior Indebtedness, (iii) all diligence in collection or protection of or realization upon all or any part of the Senior Indebtedness or any security therefor and any requirement that Senior Lender protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Credit Party or any other Person or any such Property, and (iv) promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness.

         (b) Halifax agrees that Senior Lender may, at any time and from time to time, in its sole discretion, without the consent of or notice to Halifax or any other Holder, without incurring responsibility to Halifax or any other Holder, and without impairing or releasing the subordination provided for herein or the obligations of Halifax or any other Holder to Senior Lender hereunder, amend, restate, supplement or otherwise modify the Loan Agreement, any document related thereto or any of the Senior Loan Documents in any way whatsoever, including, without limitation, the following: (i) shorten the final maturity of all or any part of the indebtedness owing to Senior Lender under the Loan Agreement, (ii) modify the amortization of the principal amount of all or any part of the indebtedness owing to Senior Lender under the Loan Agreement,
(iii) increase the principal amount of the indebtedness owing to Senior Lender under the Loan Agreement to an amount not in excess of $14,200,000 in the aggregate, or otherwise provide for additional advances not in excess of such amount, (iv) raise the standard or default per annum interest rates applicable to all or any part of the indebtedness owing to Senior Lender under the Loan Agreement, (v) impose any additional fee or penalty upon any Credit Party or increase the amount of or rate for any fee or penalty provided for in the Senior Loan Documents, (vi) retain or obtain a Lien on any Property to secure any of the Senior Indebtedness, (vii) enter into new Senior Loan Documents with any Credit Party or any of their direct or indirect subsidiaries, (viii) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Indebtedness or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Senior Indebtedness or the Loan Agreement or any of the Senior Loan Documents, (ix) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Senior Indebtedness, (x) release any Person liable in any manner under or in respect of Senior Indebtedness or release or compromise any obligation of any nature of any Person with respect to any of the Senior Indebtedness, (xi) sell, exchange, not perfect or otherwise deal with any Property at any time pledged, assigned or mortgaged to secure or otherwise securing all or any part of the Senior Indebtedness, (xii) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any Property securing any Senior Indebtedness, or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such Property, (xiv) amend, or grant any waiver or release with respect to, or consent to any departure from, any guaranty for all or any of the Senior Indebtedness, (xv) exercise or refrain from exercising any rights against, and release from obligations of any type, any Credit Party or any other Person, (xiv) apply any sums from time to time received to the Senior Indebtedness in such manner such as such Person shall determine and (xvi) otherwise manage and supervise the Senior Indebtedness in accordance with such Person's usual practices, modified from time to time as such Person deems appropriate under the circumstances.

         (c) Halifax agrees that Senior Lender has made no warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Indebtedness or any Liens held in connection therewith.

         (d) Except in connection with its requirements to (i) sell, lease, license or otherwise dispose of collateral in a commercially reasonable manner pursuant to Section 9610 of the UCC, (ii) send an authenticated notice of disposition of collateral pursuant to Section 9611 of the UCC and (iii) apply or pay over cash proceeds pursuant to Section 9608(a) and Section 9615(a)(3) of the UCC, Senior Lender shall have no liability to Halifax as a result of any and all lawful actions which Senior Lender takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of its Liens, actions with respect to the occurrence of a default in payment or Other Senior Default, actions with respect to the foreclosure upon, sale, release or failure to realize upon, any of its collateral, and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor or any other party), regardless of whether any such actions or omissions may affect Senior Lender's rights to deficiency or Halifax's rights of subrogation or reimbursement.

         SECTION 10. Representations and Warranties of Halifax. Halifax hereby represents and warrants to Senior Lender that all material agreements, documents and instruments between Halifax and the other Holders, on the one hand, and any Credit Party or any of its affiliates, on the other hand, are set forth on
Schedule 1 hereto and, except as disclosed on Schedule 1, no such agreement, document or instrument has been amended, restated, supplemented or otherwise modified.

         SECTION 11. Marshalling. Halifax hereby waives, to the fullest extent permitted by applicable law, any rights it may have under applicable law to assert the doctrine of marshaling or otherwise to require Senior Lender to marshall any Property of any Credit Party for the benefit of Halifax or any Holder.

         SECTION 12. Waiver of Rights. Halifax hereby waives, to the fullest extent permitted by applicable law, any rights it may have to enjoin or otherwise obtain a judicial or administrative order preventing Senior Lender from taking, or refraining from taking, any action with respect to all or any part of the Senior Lender Collateral.

         SECTION 13. Continuation of Subordination; Termination of Agreement. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until Senior Lender shall have received indefeasible payment in full in cash of all Senior Indebtedness and all of the Senior Loan Documents and the Senior Commitments thereunder shall have terminated pursuant to the respective terms and provisions thereof; provided that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Indebtedness is rescinded, avoided or must otherwise be returned by Senior Lender upon the insolvency, bankruptcy or reorganization of any Credit Party, all as though such payment had not been made.

         SECTION 14. Specific Performance. Senior Lender is hereby authorized to demand specific performance of the provisions of this Agreement, at any time when Halifax or any other Holder shall have failed to comply with any term or provision hereof. Halifax hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

         SECTION 15. Further Assurances. Each party hereto will, upon the written request of the other party, from time to time execute and deliver or cause to be executed and delivered such further instruments and agreements and do or cause to be done such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement and to effectuate the terms of the Lien subordination contemplated hereby.

         SECTION 16. Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective parties as set forth below and may be personally served, facsimilied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by facsimile transmission, on the date of such transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, on the business day after delivery to such courier correctly addressed; or (d) if by United States Mail, upon receipt (or when delivery is refused):

         If to Senior Lender        Guaranty Business Credit Corporation
                                    333 South Grand Avenue
                                    Suite 1650
                                    Los Angeles, California  90071
                                    Attention: Kurt Jensen
                                    FAX:  (213) 625-8147

         If to Halifax:             c/o The Palladin Group, L.P.
                                    Investment Manager
                                    195 Maplewood Avenue
                                    Maplewood, New Jersey 07040
                                    Attention: Robert Chender
                                    FAX:  (973) 313-6491

or to such other address as the party addressed shall have previously designated by written notice to the serving party given in accordance with this Section 16.

         SECTION 17. Amendment of Halifax Documents. Halifax understands and agrees that, so long as any debt is owing to Halifax thereunder, neither the Subordinated Debenture nor the Subordinated Note may be modified or amended without Senior Lender's prior written consent.

         SECTION 18. Information Concerning Financial Condition. Halifax understands and agrees that Senior Lender has no duty to keep Halifax informed of the financial condition of USPL or Borrower or of any other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness, and agrees that Senior Lender shall have no duty to advise it of information known to Senior Lender regarding such condition or any such circumstances. In the event Senior Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Subordinated Lender, Senior Lender shall be under no obligation (i) to provide any such information to Halifax on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any information which, pursuant to its commercial finance practices, Senior Lender wishes to maintain confidential.

         SECTION 19. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. SENIOR LENDER MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN THE CITY OF LOS ANGELES, CALIFORNIA. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM,

HALIFAX HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. HALIFAX HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT THE ADDRESS SET FORTH IN SECTION 16 HEREOF AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PERSON IN ANY SUCH SUIT, ACTION OR PROCEEDING AND
(ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH PERSON. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHTS OF SENIOR LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE SENIOR LENDER FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. HALIFAX HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PERSON NOW OR HEREAFTER MAY HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 20. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER OR UNDER ANY AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED OR WHICH MAY HEREAFTER BE DELIVERED IN CONNECTION HEREWITH, OR ARISING FROM ANY RELATIONSHIP ARISING HEREUNDER, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 21. Successors and Assigns. (a) This Agreement is solely for the benefit of Senior Lender, Halifax and their respective successors and assigns, and neither USPL, Borrower, any other Credit Party nor any other persons or entities are intended to be third party beneficiaries hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. Senior Lender and Halifax shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Credit Party or any other person or persons.

         (b) Nothing in this Agreement is intended to or shall impair, as between any Credit Party and their respective creditors other than Senior Lender and Halifax, the obligation of such Credit Party, which is absolute and unconditional, to pay to Halifax the principal of and interest comprising its obligations under the Subordinated Debenture, the Subordinated Note and all of the Halifax Indebtedness as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of Halifax and creditors of each Credit Party other than Senior Lender.

         (c) Notwithstanding any of the foregoing, if any third party satisfies the Senior Indebtedness owing to Senior Lender, Senior Lender may assign its rights and remedies hereunder to such third party, and such third party shall be deemed to be Senior Lender for all purposes of this Agreement. If a determination is made in favor of any third party, including, without limitation, a trustee in bankruptcy, that Senior Lender's liens or security interests are invalid, avoidable or unperfected, the subordination set forth herein shall be deemed null and void, but only to the extent of such invalidity, avoidability and imperfection.

         SECTION 22. Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the internal laws and decisions of the State of California, without regard to conflicts of laws principles.

         SECTION 23. Costs and Attorneys' Fees. If there is any claim or controversy litigated in any lawsuit between any of the parties hereto in connection with this Agreement, the prevailing parties in the lawsuit shall be entitled to recover from the other parties their reasonable costs and attorneys' fees.

         SECTION 24. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. There are no other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein or contemplated hereby. No amendment, modification or waiver of any of the provisions of this Agreement shall be binding unless executed in writing by Senior Lender and Halifax. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No delay on the part of Senior Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Senior Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. For the purposes of this Agreement, Senior Indebtedness shall include all Senior Indebtedness, notwithstanding any right or power of any Credit Party or other Person to assert any claim or defense as to the invalidity or unenforceability of all or any part of the Senior Indebtedness, and no such claim or defense shall affect or impair the agreements and obligations of the respective parties hereto.

         SECTION 25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 26. Invalidity. In the event one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         SECTION 27. Headings. The headings of the several sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been made and delivered as of the date first above written.

                                           GUARANTY BUSINESS CREDIT CORPORATION

                                           By: /s/ Ronald S. Montgomery
                                               --------------------------------
                                           Name:  Ronald S. Montgomery
                                           Title: Senior Vice President

                                           HALIFAX FUND, L.P.

                                           By: /s/ Maurice Hryshko
                                               --------------------------------
                                           Name: Maurice Hryshko
                                               --------------------------------
                                           Title: Corporate Counsel
                                               --------------------------------